ADVISOR CLASS
                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of the ____ day of _______________, 199__ between GT Global, Inc. ("Distributor"), Chancellor LGT Asset Management, Inc. ("Adviser"), GT Global Investor Services, Inc. ("Transfer Agent") and __________________________________ ("Administrator").

         WHEREAS, each of the investment companies listed on Schedule A hereto, as such Schedule may be amended from time to time, (each such investment company being herein referred to individually as the "Fund" and collectively as the "Funds") are registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment company; and

         WHEREAS, Advisor Class shares may be offered to (1) any account with assets of at least $10,000 if (a) a financial planner, trust company, bank trust department or registered investment adviser has investment discretion over such account, and (b) the account holder pays such person as compensation for its advice and other services an annual fee of at least .50% on the assets in the account ("Advisory Account"); (2) any account with assets of at least $10,000 if
(i) such account is established under a "wrap fee" program, and (ii) the account holder pays the sponsor of such program an annual fee of at least .50% on the assets in the account ("Wrap Fee Account"); and (3) trustees or other fiduciaries purchasing shares for employee benefit plans which are sponsored by organizations which have at least 1,000 employees ("Benefit Plan Accounts"); and

         WHEREAS, Distributor, Adviser and Transfer Agent (singly and collectively, "GT Global") desire to retain the Administrator to furnish certain administrative support services in connection with Advisor Class shares of the Funds;

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, GT Global and the Administrator mutually agree as follows:

         1. APPOINTMENT. GT Global hereby appoints the Administrator to render or cause to be rendered the administrative support services set forth in paragraph 2 with respect to its customers and clients ("Investors") that invest in Advisor Class shares of the Funds. The Administrator's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, GT Global may enter into other administrative services agreements with other entities.

         2. SERVICES TO BE PERFORMED. The services to be provided under paragraph 1 may include, but are not limited to, the following:

         (a)  performance of shareholder recordkeeping and subaccounting;


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         (b)  processing   purchase  and  redemption   transactions,   including
disbursing or crediting to Investors all proceeds of redemptions of Advisor Class shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds;

         (c) electronically transferring and receiving funds for Fund share purchases and redemptions, and confirming and reconciling all such transactions;

         (d) reviewing the activity in Fund accounts;

         (e)  assisting   shareholders  in  designating  and  changing  dividend
options, account designations and addresses;

         (f)  maintaining  and   distributing   current  copies  of  the  Funds'
prospectuses and semi-annual and annual reports;

         (g) communicating, as to shares of each Fund, mergers, splits and other reorganization activities;

         (h) mailing statements to customers on a monthly basis showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

         (i) transmitting proxy statements on behalf of the Funds and receiving, tabulating and transmitting to the Funds proxies executed by shareholders with respect to meetings of shareholders of the Funds;

         (j) advertising the availability of the Administrator's services and products;

         (k) providing assistance and review in designing materials to be sent to Investors and potential Investors and developing methods of making such materials accessible to Investors and potential investors;

         (l) responding to Investors and potential Investors' questions about the Funds;

         (m)   utilizing  all   reasonable   efforts  to  ensure  that  taxpayer
identification numbers provided by Investors are correct;

         (n) providing to Distributor, or the Funds, or any of the agents designated by any of them, such periodic reports as Distributor shall reasonably conclude is necessary to enable the Funds and Distributor to comply with State Blue Sky requirements; and

         (o) preparing and filing with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on

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dividends and other  distributions  and payments  under  applicable  federal and
state  laws,  rules  and   regulations,   and  (iii)  gross  proceeds  of  sales
transactions as required.

The services listed above are illustrative. The Administrator is not required to perform each service and may at any time perform either more or fewer services than described above.

         3. EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its services under this Agreement.

         4. COMPENSATION. For the services provided and the expenses assumed by the Administrator, GT Global will pay the Administrator compensation as set forth in Schedule B attached hereto. GT Global's fee schedule for the Administrator may be changed by GT Global sending a new fee schedule to the Administrator pursuant to paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the period.

         5. ADMINISTRATOR'S REPRESENTATIONS AND WARRANTIES.

                  (a) Administrator represents and warrants that it shall make Advisor Class shares available, and shall provide services under this Agreement, only to Wrap Fee Accounts, Advisory Fee Accounts or Benefit Plan Accounts;

                  (b) If Administrator makes available Advisor Class shares to Advisory Fee Accounts, Administrator represents and warrants that (i) it is a financial planner, trust company, bank trust department or registered investment adviser, and (ii) each Investor investing in Advisor Class shares through an Advisory Account made available by the Administrator shall invest at least $10,000 through such Advisory Account;

                  (c) If Administrator makes available Advisor Class shares to Wrap Fee Accounts, Administrator represents and warrants that (i) it is the sponsor of such Wrap Fee Accounts, and (ii) each Investor investing in Advisor Class shares through a Wrap Fee Account made available by the Administrator shall invest at least $10,000 through such Wrap Fee Account; and

                  (d) If Administrator makes available Advisor Class shares to Benefit Plan Accounts, Administrator represents and warrants that each employee benefit plan for which a trustee or other fiduciary is purchasing shares is sponsored by an organization which has at least 1,000 employees.

                  (e) Administrator represents and warrants that (i) it is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, (ii) it has all requisite authority under applicable federal and state laws, and rules and regulations of any securities exchange or regulatory authority to which it is subject, to enter into this

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Agreement and to perform the services to be provided hereunder,  and (iii) if it is a broker-dealer, that it is a member firm in good standing of the National Association of Securities Dealers, Inc. and a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                  (f) Administrator represents and warrants that it has disclosed to GT Global every potentially material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting the Administrator, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization to whose authority it is subject. Administrator shall notify GT Global promptly, but in any event within three business days, of the initiation of any such action, suit, investigation, inquiry, or proceeding that potentially would have a material impact on the Administrator.

                  (g) Administrator represents and warrants that (i) neither the payment of compensation to the Administrator (as provided for in Section 4 hereof) nor the Administrator's receipt of any such compensation shall violate the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any regulation promulgated thereunder, or any other applicable federal or state laws, or rules and regulations of any securities exchange or regulatory authority, and (ii) it will make such disclosure to Investors or others regarding this Agreement and the matters contemplated hereunder (including, without limitation, the compensation provided for in Section 4) as may be required by ERISA, any regulation promulgated thereunder, or any other applicable federal or state laws, or rules and regulations of any securities exchange or regulatory authority.

         6. INVESTING IN THE FUNDS.

                  (a) Orders received from the Administrator for shares of the Funds will be accepted by Distributor through Transfer Agent only at the public offering price applicable to each order, as set forth in the prospectus and statement of additional information of the Funds. The procedure relating to the handling of orders shall be in accordance with oral or written instructions that Distributor or the Funds shall forward to the Administrator from time to time. Payment for shares ordered from Distributor must be received together with the Administrator's order. All orders are subject to acceptance or rejection by Distributor or the Funds in the sole discretion of either, or by Transfer Agent acting on Distributor's and the Funds' behalf, and orders shall be effective only upon receipt by Transfer Agent in proper form. Distributor reserves the right in its discretion and without notice to the Administrator to suspend sales or withdraw the offering of Advisor Class shares of the Funds.

                  (b) The  Administrator  agrees  that it will not  make  shares available to Investors except under circumstances that will result in compliance with the applicable federal and state securities laws and that in connection with sales and offers to sell such shares, the Administrator will furnish to each Investor to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the prospectuses of the appropriate Funds and, if requested, the statement of additional information (as then amended or supplemented) of the Funds, and will not furnish to any Investor (or any other person) any information relating to the Funds that is inconsistent in any


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respect with the  information  contained in the  prospectuses  and statements of additional  information (as then amended or  supplemented)  or cause any written
materials  to  be  used  in  connection   with  sales  of  such  shares  or  any
advertisement to be published in any newspaper, broadcast by television, radio or other means or posted in any public place without the prior written consent of Distributor.

                  (c) The Administrator will make shares of the Funds available to its Investors as set forth on Schedule C attached hereto. The Administrator agrees to provide GT Global and the Funds such information as they may reasonably request concerning the location by state of such shares sold.

                  (d) Distributor agrees to keep the Administrator fully informed regarding the states in which shares of the Funds are registered and qualified for sale, but Distributor assumes no responsibility or obligation as to the Administrator's right to make available such shares in any state or jurisdiction. The Administrator agrees to indemnify Distributor, Adviser, Transfer Agent and the Funds for any and all claims, liability, expense or loss in any way arising out of a sale of shares in any state or jurisdiction in which such shares are not so qualified or exempt.

                  (e) In the event that Administrator holds more than five percent of the outstanding Fund shares, the Administrator agrees to confirm its status as shareholder of record and to confirm whether any Investor beneficially owns more than five percent of the outstanding Fund shares.

                  (f)  Administrator   agrees  to  provide  to  GT  Global  such
information concerning Investors, including information relating to Investors' eligibility to be invested in Advisor Class shares, as GT Global may request.

                  (g) In the event that the amount invested by an Investor through an Advisory Fee Account or Wrap Fee Account is reduced to less than $10,000 through redemptions or other action by the Investor, the Administrator agrees to notify the Distributor and to provide Distributor with such information as Distributor may request with respect to such Investor.

         7. INDEMNIFICATION. The Administrator agrees to indemnify and hold harmless Distributor, Adviser, Transfer Agent and the Funds from any claims, expenses, liabilities or loss incurred by Distributor, Adviser, Transfer Agent or the Funds as a result of any act or omission of the Administrator.


         8. RELATIONSHIP OF THE PARTIES.

                  (a) Nothing in this Agreement shall be deemed or construed to make the Administrator an employee, agent, representative or partner of the Adviser, Transfer Agent, Distributor or the Funds. The Administrator and its officers, employees, representatives and agents are not authorized to act for or make any representations on behalf of the Adviser, Transfer Agent, Distributor or the Funds.


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                  (b)   The   Administrator   and   its   officers,   employees,
representatives and agents are not authorized to make any representations concerning the Funds or the shares of the Funds except accurate communication of factual information contained in the then current prospectuses and statements of additional information of the Funds and in such printed information subsequently issued by the Distributor or the Funds as information supplemental to the prospectuses and statements of additional information.

                  (c) Without GT Global's prior written consent, the Administrator shall not cause or permit the use, description, or reference to the Adviser, Transfer Agent or Distributor or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

                  (d) Investors will remain customers or clients of Administrator, and Administrator will be responsible for obtaining all essential facts relating to each Investor, and investments by such Investor. Administrator will supervise its employees, registered representatives and agents who provide services with respect to any Investor, and investments in Advisor Class shares. As used herein, the term "supervise" includes, without limitation, determination of the suitability of a transaction, investment strategy, or pattern of trading activity for the particular Investor involved, determination of the authenticity of all orders, certificates, papers, signatures and endorsements.

         9. DURATION OF AGREEMENT. This Agreement shall continue in effect for one year from the date of its execution and thereafter for successive periods of one year unless terminated in accordance with paragraph 10.

         10. TERMINATION. Notwithstanding paragraph 9, this Agreement may be terminated as follows:

                  (a) at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Funds or by a vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act on not less than thirty (30) days' written notice to the parties to this Agreement;

                  (b) automatically in the event of the termination of the Distribution Agreement between the Funds and Distributor;

                  (c) automatically in the event of the termination of the Investment Adviser Agreement between the Funds and Adviser;

                  (d) immediately by GT Global, in the event of the assignment by the Administrator of this Agreement as defined in the 1940 Act;

                  (e) immediately by GT Global, in the event that the Administrator is enjoined, disabled, suspended, prohibited or unable to perform its services under this Agreement as a result of an administrative or judicial



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proceeding  or  action  by  any  federal  or  state   regulatory   body  or  any
self-regulatory organization; or

                  (f) by any party to the Agreement without cause by giving the other parties at least sixty (60) days' written notice of its intention to terminate.

         11. NOTICES. Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed, postage prepaid to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

         12. AMENDMENTS. This Agreement may be amended by GT Global from time to time by the following procedure. GT Global will mail a copy of the amendment to the Administrator's address, as shown below. If the Administrator does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Administrator's objection must be in writing and be received by GT Global within such thirty days.

         13. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of California. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the federal securities laws, the latter shall control. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or affect.











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         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to be executed by their officers designated below.

                               _______________________________________
                               Administrator Name
                               (Please Print or Type)

                               _______________________________________
                               Address

                               _______________________________________
                               City           State           Zip Code


Date  _______________________  By:____________________________________
                                    Authorized Signature

                               ____________________________________
                               Title

                               ____________________________________
                               Please Print or Type Name



                               GT GLOBAL, INC.
                               50 California Street, 27th Floor
                               San Francisco, California   94111


Date     __________________    By:  ______________________________
                                    Raymond R. Cunningham
                                    Senior Vice President
                                    National Sales Manager



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


                                    CHANCELLOR LGT ASSET MANAGEMENT, INC.
                                    50 California Street, 27th Floor
                                    San Francisco, California   94111

Date ________________________       By:  ___________________________________
                                         Phillip S. Gillespie
                                         Assistant General Counsel




                                         GT GLOBAL INVESTOR SERVICES, INC.
                                         50 California Street, 27th Floor
                                         San Francisco, California   94111


Date  _______________________        By: ___________________________________
                                         Phillip S. Gillespie
                                         Assistant General Counsel


















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                                   SCHEDULE A

GT INVESTMENT FUNDS, INC.
GT Global Consumer Products and Services Fund
GT Global Financial Services Fund
GT Global Health Care Fund
GT Global Infrastructure Fund
GT Global Natural Resources Fund
GT Global Telecommunications Fund
GT Global Emerging Markets Fund
GT Global Latin America Growth Fund
GT Global Growth & Income Fund
GT Global Government Income Fund
GT Global High Income Fund
GT Global Strategic Income Fund

GT GLOBAL GROWTH SERIES
GT Global America Mid Cap Growth Fund
GT Global America Small Cap Growth Fund
GT Global America Value Fund
GT Global Europe Growth Fund
GT Global International Growth Fund
GT Global Japan Growth Fund
GT Global New Pacific Growth Fund
GT Global Worldwide Growth Fund

GT INVESTMENT PORTFOLIOS, INC.
GT Global Dollar Fund









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                                   SCHEDULE B

For the shareholder administrative services described in Paragraph 2 of the Advisor Class Administration Agreement between the Administrator and GT Global, GT Global will pay a fee computed monthly at the annualized rate of ____________ based on the value of the average monthly assets attributed to the Administrator's clients and paid to the Administrator after the end of each quarter. For the month and year in which this Schedule B becomes effective or the Agreement terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect.



















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                                   SCHEDULE C

SELECT ONE:

____ The Administrator will make shares of the Funds available to its customers on a fully disclosed basis, wherein Distributor will confirm purchases and redemptions directly to Investors as recordholders of the shares and the Funds will have GT Global Investor Services, Inc. maintain records for each such customer. The Administrator will assist Distributor in obtaining all necessary shareholder information.]

OR

____ The Administrator will make shares of the Funds available to its customers on an "omnibus" basis, wherein the Administrator will be the recordholder of such shares and will be responsible for subaccounting and the confirmation of purchases and redemptions by its customers. The Funds, at the request of regulatory authorities having jurisdiction over it, may request, and in such event, the Administrator agrees to furnish to the Funds, a list of all Fund shareholders accounts, maintained by the Administrator, showing each account name, address and shareholding.






















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